EXHIBIT 25

_______________________________________________________________
_______________________________________________________________

                            FORM T-1

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

     STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
     OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) / x /

                PNC BANK, NATIONAL ASSOCIATION
      (Exact Name of Trustee as Specified in its Charter)

                         NOT APPLICABLE
               (Jurisdiction of incorporation or
           organization if not a U.S. national bank)

                           25-1197336
              (I.R.S. Employer Identification No.)

                         One PNC Plaza
Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania  15222
     (Address of principal executive offices - Zip code)

 F. J. Deramo, Vice President, PNC Bank, National Association
27th Floor, One Oliver Plaza, Pittsburgh, Pennsylvania  15222
                         (412) 762-3666
   (Name, address and telephone number of agent for service)

                  ALUMINUM COMPANY OF AMERICA
      (Exact name of obligor as specified in its charter)

                          Pennsylvania
 (State or other jurisdiction of incorporation or organization)

                           23-0317820
              (I.R.S. Employer Identification No.)

                        425 Sixth Avenue
              Pittsburgh, Pennsylvania 15219-1850
      (Address of principal executive offices - Zip code)

                        DEBT SECURITIES
              (Title of the indenture securities)
_______________________________________________________________
_______________________________________________________________

Item 1.  General information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

        Comptroller of the Currency           Washington, D.C.
        Federal Reserve Bank of Cleveland     Cleveland, Ohio
        Federal Deposit Insurance Corporation Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

          Yes.  (See Exhibit T-1-3)


Item 2.  Affiliations with obligor and underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

         Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

Item 3 through Item 14.

     The issuer currently is not in default under any of its outstanding securities for which PNC Bank, National Association is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to Form T-1 General Instructions B.

Item 15.  Foreign trustee.

     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

         Not applicable (trustee is not a foreign trustee).


Item 16.  List of exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     Exhibit T-1-1  -  Articles of Association of the trustee,
                       with all amendments thereto, as
                       presently in effect, filed as Exhibit 1
                       to Trustee's Statement of Eligibility
                       and Qualification, Registration
                       No. 33-58107 and incorporated herein by
                       reference.

     Exhibit T-1-2  -  Copy of Certificate of the Authority of
                       the Trustee to Commence Business, filed
                       as Exhibit 2 to Trustee's Statement of
                       Eligibility and Qualification, Registra-tion No. 2-58789 and incorporated herein by reference.

     Exhibit T-1-3  -  Copy of Certificate as to Authority of
                       the Trustee to Exercise Trust Powers,
                       filed as Exhibit 3 to Trustee's State-
                       ment of Eligibility and Qualification,
                       Registration No. 2-58789, and incor-
                       porated herein by reference.

     Exhibit T-1-4  -  The By-Laws of the trustee, as presently in effect, filed as Exhibit 4 to
                       Trustee's Statement of Eligibility and
                       Qualification, Registration No. 33-58107 and incorporated herein by reference.

     Exhibit T-1-5  -  The consent of the trustee required by
                       Section 321(b) of the Act.

     Exhibit T-1-6  -  The copy of the Balance Sheet taken
                       from the latest Report of Condition of
                       the trustee published in response to
                       call made by Comptroller of the
                       Currency under Section 5211 U.S.
                       Revised Statutes.


                              NOTE

    The answers to this statement, insofar as such answers

relate to (a) what persons have been underwriters for any

securities of the obligor within three years prior to the date of filing this statement, or are owners of 10% or more of the voting securities of the obligor, or are affiliates or

directors or executive officers of the obligor, and (b) the

voting securities of the trustee owned beneficially by the

obligor and each director and executive officer of the

obligor, are based upon information furnished to the trustee by the obligor and also, in the case of (b) above, upon an

examination of the trustee's records.  While the trustee has no reason to doubt the accuracy of any such information

furnished by the obligor, it cannot accept any responsibility therefor.





                 Signature appears on next page





                           SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, PNC Bank, National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and Commonwealth of Pennsylvania on November 28, 1995.

                                PNC BANK, NATIONAL ASSOCIATION
                                (Trustee)


                                By /s/F. J. Deramo
                                           F. J. Deramo
                                           Vice President



                                                EXHIBIT T-1-5


                       CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the

Trust Indenture Act of 1939, as amended by the Trust Indenture

Reform Act of 1990, in connection with the proposed issuance by Aluminum Company of America (a Pennsylvania Corporation) of

Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange

Commission upon request therefor.


                                PNC BANK, NATIONAL ASSOCIATION
                                (Trustee)


                                By /s/F. J. Deramo
                                           F. J. Deramo
                                           Vice President


Dated:  November 28, 1995

                                                 EXHIBIT T-1-6



                      SCHEDULE RC - BALANCE SHEET
                                  FROM
                          REPORT OF CONDITION
           Consolidating domestic and foreign subsidiaries of
                     PNC BANK, NATIONAL ASSOCIATION
               of PITTSBURGH in the state of PENNSYLVANIA
                      at the close of business on
                                        September 30, 1995
                   filed in response to call made by
                      Comptroller of the Currency,
            under title 12, United States Code, Section 161
                           Charter Number 540
           Comptroller of the Currency Northeastern District


                             BALANCE SHEET


                                                             Thousands
                                                             of Dollars
                                                             ----------
                                ASSETS

Cash and balances due from depository institutions
  Noninterest-bearing balances and currency and coin       $  1,573,515
  Interest-Bearing Balances                                      13,608
Securities
  Held-to-maturity securities                                11,883,150
  Available-for-sale securities                               1,718,791
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  Federal funds sold                                            408,223
  Securities purchased under agreements to resell                     0
Loans and lease financing receivables:
  Loans and leases, net of unearned income     $25,891,444
  LESS:  Allowance for loan and lease losses       663,361
                                                ----------
  Loans and leases, net of unearned income,
    allowance and reserve                                    25,255,083
Trading assets                                                   14,757
Premises and fixed assets (including capitalized leases)        479,816
Other real estate owned                                          49,741
Investments in unconsolidated subsidiaries and
  associated companies                                           26,254
Customers' liability to this bank on acceptances
  outstanding                                                    59,350
Intangible assets                                               667,888
Other assets                                                    742,403
                                                            -----------

  Total Assets                                             $ 42,892,579
                                                            ===========

                         LIABILITIES

Deposits:
  In domestic offices                                      $ 21,262,125
     Noninterest-bearing              $ 5,031,432
     Interest-bearing                  16,230,693
  In foreign offices, Edge and
     Agreement subsidiaries, and IBFs                         1,412,910
     Noninterest-bearing                $     311
     Interest-bearing                   1,412,599
Federal funds purchased and securities
  sold under agreements to repurchase
  in domestic offices of the bank and
  of its Edge and Agreement
  subsidiaries, and in IBFs:
    Federal funds purchased                                   1,924,623
    Securities sold under agreements to repurchase            4,305,653
Demand notes issued to U.S. Treasury                            750,269
Trading Liabilities                                              14,788
Other borrowed money
  With original maturity of one year or less                  8,402,388
  With original maturity of more than one year                  622,252
Mortgage indebtedness and obligations under
  capitalized leases                                              4,993
Bank's liability on acceptances executed and outstanding         59,350
Subordinated notes and debentures                               499,878
Other liabilities                                               579,281
                                                            -----------
Total liabilities                                            39,838,510


                        EQUITY CAPITAL

Common Stock                                                     30,850
Surplus                                                         993,808
Undivided profits and capital reserves                        2,074,584
Net unrealized holding gains (losses) on
  available-for-sale securities                                 (45,173)

Total equity capital                                          3,054,069
                                                            -----------

Total liabilities and equity capital                       $ 42,892,579
                                                            ===========